Exhibit 99.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made effective as of May 23, 2008 (the “Effective Date”), by and between Energy King, Inc., a Nevada  Corporation, (“Company”), and Jeffrey R Hultman, an individual (“Executive”).

RECITALS

A. Company is engaged in the business of providing Heating, Ventilating, Air Conditioning and Plumbing services to the residential and light commercial sectors.

B.  Executive is experienced in matters of operation related to Business.

C. The parties are willing to enter into this Agreement with respect to Executive’s employment and services upon the terms and conditions hereinafter set forth.

AGREEMENT

In consideration of the foregoing recitals and the premises herein contained, the parties agree as follows:

I

TERM

Subject to the provisions of Section IV hereof, Company hereby employs Executive and Executive hereby accepts employment with Company beginning on or about the date of May 23, 2008, and it shall continue in effect for a period of two years (the “Initial Term”).  Thereafter, the agreement shall be renewed in writing signed by both parties upon mutual agreement of Executive and Company (any renewal, collectively with the Initial Term, the “Employment Term”). Except as otherwise provided herein, this agreement and Executive’s employment may be terminated at Company’s discretion during the Initial Term, provided that Company shall pay to Executive, in a lump sum, and on the date of termination, an amount equal to Executive’s base salary rate for six (6) months (“Severance Payment”). The Severance Payment will not accrue, and will not be payable by Company, if Executive is terminated at any time for cause, or by option of Executive.  For purposes of this Agreement, the term “cause” shall mean, without limitation, a determination by the Company’s Board of Directors in good faith of: (i) the repeated inability of Executive to work cooperatively with the Board of Directors; (ii) disruptiveness; (iii) impairment affecting Executive’s ability to perform his duties for a period exceeding 30 days; (iv) dishonesty or fraud; (v) insubordination; or (vi) other action or inaction constituting a material breach of this Agreement.

II

DUTIES

SECTION II.1 General Duties.  Executive shall serve as the Chief Executive Officer of Energy King, Inc during the Employment Term.  Executive, during the Employment Term, subject to the policies and directives of the Board of Directors of Company (“Board”), shall be responsible for the daily operations of the Company.

SECTION II.2 Devotion of Time to Company’s Business. Executive agrees during the Employment Term, to devote his best efforts, and all of his business time exclusively, to his employment with Company, and to perform such duties as are specified in Section II.1 and such other duties consistent with Section II.1 as shall be reasonably requested by the Company. Executive shall not, during Executive’s employment, unless otherwise agreed to in advance and in writing by Company, seek or accept other employment, become self-employed in any other capacity, or engage in any activities that are detrimental to the business of Company.

III

COMPENSATION AND BENEFITS

As compensation for his services hereunder, during the Employment Term, Executive shall receive compensation and benefits (see below) payable in cash at the times and in the installments consistent with Company’s payroll practices.

Gross Base Salary - $175,000 annually for the term of employment. The salary will be accrued until a financing of at least $2,000,000 is completed. If the minimum financing is not completed during the Term of this Agreement then the Company does not owe the Executive his accrued salary, any Severance Payment or options. Executive will not be eligible for an annual bonus until such a time Company adopts a bonus plan for employees and then only under the terms of such plan.

Stock Option Incentive – Executive will receive employee stock options subject to the Company’s approved Employee Stock Option Plan (the “Options”). In the event that an approved Employee Stock Option Plan is not in place at the time Option payments are due as provided herein, then the Executive shall be granted Options as follows. If the financing obtained is debt financing, then the Option price per option share shall be the price of the Company’s common stock as quoted on the Over-The-Counter Bulletin Board at the close of business on the day of closing of said debt financing. If the financing is equity investment, then the Option price per option share shall be the price per share of said equity investment.

The Options payable shall equal to 5.0% of the outstanding Common Shares after the financing is completed. The Options shall vest over a three-year period with 1/12 of the total vesting on the last day of each quarter starting from the Effective Date of this agreement. Provided, however, that in the event the Executive is terminated for cause as defined in Section I, all unvested Options shall be deemed revoked as of the date of termination for cause.

In evaluating the suitability of an investment in the Options, the Executive has not relied upon any preliminary information supplied by the Company or any other representations or other information (whether oral or written) from the Company other than as set forth in the Company’s filings with the Securities And Exchange Commission under the Securities Act of 1933 and the Securities Exchange Act of 1934 (the “SEC Filings”). The Executive has carefully considered and has, to the extent the Executive believes such discussion necessary, discussed with the Executive's professional legal, tax, accounting and financial advisors the suitability of an investment in the Options for the Executive's particular tax and financial condition and has determined that the Options payable herein to the Executive are a suitable investment for the Executive.

The Executive acknowledges that there are various substantial risks attendant to the Company's business and an investment in the Options, including loss of the entire amount of such investment. The Executive has considered the risks associated with such an investment, including, but not limited to, those set forth under the caption "Risk Factors" in any or all of the Company’s SEC Filings. No representations or warranties have been made concerning the success of the business or the potential profit of an investment in the Company.

The Executive acknowledges the illiquidity of the Options and the common stock available thereunder. The Executive further acknowledges that, due to the fact that the neither the common stock available under the Options nor the Options will be registered under the Securitas Act of 1933 or state securities laws, transfer of said shares or Options has been significantly limited. Therefore, the Executive does not expect to be able to transfer his Options or shares of common stock at any time in the immediate future except insofar as may be provided by Securities And Exchange Commission Rule 144. The Executive acknowledges that he must bear the economic risk of the investment for an indefinite period of time and can afford a complete loss of the investment. The Executive will not sell, hypothecate or otherwise transfer any of the Options or common stock payable under the Options unless (a) registered under the 1933 Act and applicable state securities laws, or (b) in the opinion of counsel, concurred in by counsel to the Company, an exemption from the registration requirements of the 1933 Act and such state laws is available. Furthermore, the Executive understands that any certificates evidencing the shares payable under the Options will bear an appropriate legend restricting the sale, hypothecation, or other transfer and the transfer records of the Company will contain appropriate notations of such transfer restrictions.

The Executive represents and warrants to the Company that he is acquiring the Options and the shares payable thereunder for investment purposes only, solely for his own account and not for fractionalization or with a view toward distribution and has no contract, agreement, arrangement or undertaking with any person to sell, transfer or pledge such common stock. The Options and the common stock payable thereunder will be issued only in the name of the Executive and no other person has or will have a direct beneficial interest in the Options or the common stock payable thereunder except as may be otherwise provided for by law.

Benefits:

Medical Coverage	Company Plan
Holidays	Company policy and procedures
Vacation	Fifteen (15) business days per year
401k Plan	Company policy and procedures

Company will reimburse Executive for pre-approved business related expenses incurred in performance of Executive’s services with Company. Company shall reimburse Executive within 10 days of receipt of invoice for such expenses.

IV

TERMINATION

SECTION IV.1 Employment At-Will. This is an at-will employment agreement. Either party may terminate the employment relationship at any time with or without cause by notifying the other party in writing at said party’s most recent principal address by certified mail, return receipt requested. Executive understands and agrees that no Company policy or procedure, nor anything in the employee handbook, nor length of service, nor outstanding job performance, nor any oral statement by anyone employed by Company can change either party’s right to terminate the employment relationship at anytime and for any reason. No manager, supervisor, employee or consultant of Company has any authority to bind Company to any agreement for employment for any specified period of time or to make any agreement other than at-will. Only the Board of Directors of the Company has the authority to make such an agreement, and then only in writing. Notwithstanding anything contained herein to the contrary, in the event Executive shall elect to terminate this Agreement for any reason then the Company shall have no obligation to pay any Severance Payment as set forth in Section I and all unvested Options granted under this Agreement shall be deemed revoked as of the date of such termination.

SECTION IV.2 Termination for Death or Disability. This Agreement and Executive’s employment hereunder shall terminate automatically upon (1) Executive’s death or (2) the date of determination by the Board of Directors that Executive has a disability. As used herein, “disability” shall mean any condition that qualifies as a disability under Company’s long-term disability plan as in effect on the date of determination or which renders Executive incapable of performing substantially all of Executive’s managerial and Executive services hereunder for ninety (90) days or more in the aggregate during any one (1) year period, and which at any time after such ninety (90) days the Board of Directors shall determine continues to render Executive incapable of performing Executive’s managerial and Executive services hereunder. If this Agreement is terminated because of Executive’s death or disability pursuant to this Section, Company shall have no further obligation or liability to Executive.

SECTION IV.3 No Additional Payments. Upon termination of Executive’s employment hereunder, Executive shall not be entitled to any severance payments or severance benefits from Company or any payments by Company on account of any claim for wrongful termination, including but not limited to claims under any federal, state or local human and civil rights or labor laws, except for any benefits which may be due to Executive in the normal course under any Executive benefit plan or program of Company which provides for benefits after termination of employment except for the Severance Payment as listed in Section I above. Executive’s right to receive payments or benefits under this Agreement upon termination of employment will cease if Executive breaches any provision of Section V below.

V

RESTRICTIVE COVENANTS

SECTION V.1 Confidential and Proprietary Information. As an Executive of Company, Executive shall have access to certain Confidential and Proprietary Information (as defined below) concerning Company and its Affiliates (as defined below). Executive agrees that he will not, either directly or indirectly, disclose to any person or use any of the Confidential and Proprietary Information in any way during the Employment Term (except as required in the course of the performance of his duties to Company) or after the expiration of the Employment Term.

For purposes of this Agreement, “Confidential and Proprietary Information” means any of the following information relating to the business of Company that is not generally known to competitors, suppliers and customers of Company: (i) any business or technical information, design, process, procedure, formula, improvement, or any portion or phase thereof, that is owned by or has, at the time of determination, been used by Company; (ii) any information related to the development of products and production processes; (iii) any information concerning proposed new processes; (iv) any information concerning customer lists and other customer information, vendor lists and information, price data, cost data, profit plans, capital plans and proposed or existing marketing techniques or plans; and (v) any other information which would constitute a “Trade Secret” under any Trade Secret legislation as in force and effect in the State of Nevada, or any other relevant State.

For purposes of this Agreement, “Affiliate” means any corporation, company, partnership, joint venture, firm and/or other entity which controls is controlled by or is under common control with the person with respect to which the term “Affiliate” is used. For purposes of this Agreement, “Person” means an individual, corporation, partnership, limited liability company, trust or unincorporated organization, or a government or any agency or political subdivision thereof. “Control” means (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or participating shares entitled to vote for the election of directors; and (b) in the case of non-corporate entities (such as limited liability companies, partnerships or limited partnerships), either (x) direct or indirect ownership of at least fifty percent (50%) of the equity interest, or (y) the power to direct the management and policies of the noncorporate entity.

SECTION V.2 Inventions and Improvements. Executive agrees that he will assign to Company, without further consideration, the exclusive rights and title to all inventions, discoveries, ideas, improvements, and other intellectual property made or acquired by Executive during the Employment Term, whether alone or jointly with others. Executive further agrees to execute any and all documents that are required in order to transfer or assign such property rights to Company.

SECTION V.3 Equitable Relief. Executive acknowledges and agrees that his services are of a special, unique and extraordinary value to Company and its Affiliates and that damages alone may be an inadequate remedy for any breach of this Agreement. Accordingly, in the event of the breach by Executive of any of the provisions of this Agreement, Company may, in addition and supplementary to other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of this Agreement. In the event of an alleged breach of Section V.1, the Executive consents to the issuance of a temporary, preliminary and permanent injunction in a court of competent jurisdiction against any further violation.

VI

MISCELLANEOUS

SECTION VI.1 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid, such illegal or invalid term or provision shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

SECTION VI.2  Notice. Any notice or communication required to be given hereunder may be delivered by hand, deposited with an overnight courier, sent by confirmed facsimile, or mailed by registered or certified mail, if to Company, to: 4455 Lamont St., Suite 3 San Diego, CA 92109. Attention, Alan Mintz., and if to Executive, to: 1789 Port Carlow Circle, Newport Beach, CA 92660  Notice shall be deemed received on the date sent if sent by facsimile or personal delivery; three days after the date sent if sent by registered or certified mail; and one day after the day it is sent if sent by overnight courier.

SECTION VI.3 Entire Agreement; Modification. This Agreement contains the entire and complete understanding between the parties concerning its subject matter and all representations, agreements, arrangements and understandings between or among the parties, whether oral or written, have been fully merged herein and are superseded thereby.

SECTION VI.4 Law Governing Agreement. This Agreement shall be governed by and construed in accordance with the law of the State of California.

SECTION VI.5 Mandatory Binding Arbitration. With the exception of any application for provisional or injunctive relief, any and all disputes arising out of or  relating to the terms and provisions of this Agreement or that involves any claim for breach of any contract or covenant (express or implied), tort claims, claims for discrimination (including, but not limited to race, sex, religion, national origin, age, handicap or disability), claims for compensation or claims for violations of any federal, state, foreign or other governmental law, statute, regulation or ordinance, then either party may initiate arbitration proceedings in accordance with the Rules of the American Arbitration Association (“AAA”). Arbitration proceedings shall be held in any Orange County, California office of AAA. Both parties hereby consent to such arbitration, and any arbitration award shall be final and binding. Neither party shall disclose the existence of any dispute or the terms of any arbitration decision to any third party, other than their legal counsel, accountants, and financial advisors or as required by law. The prevailing party shall be entitled to reasonable attorney’s fees and costs of suit. The parties hereto understand and agree that execution of this Agreement will result in the waiver of the right to a jury trial and other procedures inherent in ordinary civil litigation.

Executive’s Initials: _____

Signatory of Company’s Initials: _____

SECTION VI.6 Representation by Counsel. Executive acknowledges that he has been represented by separate legal counsel in connection with this Agreement and has consulted with such legal counsel.

SECTION VI.7 Counterparts. This Agreement may be executed in counterparts, all of which taken together will constitute one instrument.

SECTION VI.8 Waiver. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

SECTION VI.9 Binding Effect. Except as otherwise provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, and assigns. Executive shall not assign, convey, or otherwise transfer, voluntarily or by operation of law, to any person or entity, this Agreement or any interest herein without the prior written consent of Company. Any attempt to do so without such consent shall be null and void.

IN WITNESS WHEREOF, the parties hereto have read, understand, agree to be bound by and duly executed this Agreement as of the Effective Date.

“Company” Energy King INC., A NEVADA CORPORATION, By: /s/ Alan Mintz Alan Mintz, CEO “Executive” By: /s/ Jeffrey R Hultman Jeffrey R Hultman